UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 2011


                             CHANCELLOR GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                         000-30219                87-0438647
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)

                              216 South Price Road
                               Pampa, Texas 79065
               (Address of principal executive offices) (Zip Code)

                                 (806) 688-9697
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2011, Gryphon Production Company, LLC ("Gryphon"), a wholly owned subsidiary of Chancellor Group, Inc. (the "Company"), and LCB Resources (the "Buyer") entered into a Purchase and Sale Agreement (the "Agreement"), pursuant to Gryphon will sell and Buyer will acquire substantially all of the assets of Gryphon.

Under the terms of the Agreement, at the closing (the "Closing") Buyer will pay or cause to be paid to Gryphon $2,050,000 in cash, subject to certain adjustments as set forth in the Agreement.

The Agreement contains a number of customary conditions to the obligations of LCB and Gryphon to complete the transaction which must be satisfied as of the closing date, including, but not limited to, the following:

     * approval of the purchase and sale agreement by the holders of at least a majority of the outstanding shares of Chancellor common stock;

     * the other party's representations and warranties being true in all material respects as of the date of the Agreement and as of the date of the closing;

     * absence of any suit, action or other proceeding by a third party which seeks substantial damages, fines, penalties or other relief or any event that would prohibit, restrict or delay the consummation of the transaction; and

     * performance or compliance in all material respects by each party with its respective covenants and obligations required by the Agreement.

Gryphon has made customary representations and warranties to LCB, and LCB has made customary representations and warranties to Gryphon. The more significant of these relate to (among other things):

     *    corporate organization and existence;

     * authority and power to execute the Agreement and to complete the transactions contemplated by the Agreement;

     * the absence of conflicts between the execution of Agreement and completion of the transactions contemplated by the Agreement and certain other agreements;

     *    pending or threatened litigation and other proceedings;

     *    compliance with applicable laws and regulatory filings;

     *    the absence of certain changes and events; and

     * the accuracy of information to be supplied for inclusion in state and federal reports and filings.

If the transactions contemplated in the Agreement have not closed on or before December 15, 2011, the Agreement will automatically terminate unless LCB and Gryphon agree in writing to an extension.

The asset sale will become effective at the date and time specified in the Agreement. If the shareholders of Chancellor approve the transaction and the purchase and sale agreement at the special meeting, and if all other conditions to the parties' obligations to effect the transaction are met or waived by the party entitled to do so, Chancellor anticipates that the transaction will be completed in the fourth quarter of 2011, although delays could occur. Following consummation of the transaction, Gryphon will maintain a total of four (4)

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
producing wells and one (1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself.

The press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document (excluding certain exhibits and schedules), which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following are filed or furnished as an exhibit to this Current Report on Form 8-K:

   Exhibit Number             Description of Exhibit
   --------------             ----------------------

       2.1 Purchase and Sale Agreement, dated October 18, 2011 by and between Gryphon Production Company, LLC and LCB Resources.

      99.1          Press Release of Chancellor  Group,  Inc.  dated October 20,
                    2011

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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       CHANCELLOR GROUP, INC.


Date: October 20, 2011                 By: /s/ Maxwell Grant
                                           -------------------------------------
                                           Maxwell Grant
                                           Chief Executive Officer


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